NEWS RELEASE

For Immediate Release
July 24, 2017

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $4.1 billion bank holding company headquartered in Charleston, today announced quarterly net income of $14.7 million and diluted earnings of $0.94 per share.

Highlights of the Company’s second quarter performance and results included the following:

•	Return on assets and return on tangible equity of 1.43% and 14.2%, respectively.

•
Reported net interest income increased $1.6 million from the quarter ended June 30, 2016, while net interest income exclusive of accretion from fair value adjustments increased $2.0 million from the quarter ended June 30, 2016.

•	Total loan growth of $37.5 million from December 31, 2016 to June 30, 2017.

•
Asset quality continues to remain strong with nonperforming assets declining to $14.9 million or 0.48% of total loans and other real estate owned. Past due loans remained steady at just 0.26% of total loans outstanding.

Net Interest Income

The Company’s net interest income increased from $30.4 million during the first quarter of 2017 to $31.3 million during the second quarter of 2017. The Company’s tax equivalent net interest income increased $0.8 million, or 2.7%, from $30.8 million during the first quarter of 2017 to $31.6 million during the second quarter of 2017. Higher yields on commercial and residential real estate loans increased net interest income $1.0 million from the quarter ended March 31, 2017. This increase was partially offset by increased interest expense as a result of higher interest rates on interest bearing liabilities of $0.2 million. The Company’s reported net interest margin remained stable at 3.46% for the second quarter of 2017 compared to 3.45% for the first quarter of 2017. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.42% for the quarter ended March 31, 2017 and 3.39% for the quarter ended June 30, 2017.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned improved from 0.52% at March 31, 2017 to 0.48% at June 30, 2017. Total nonperforming assets decreased from $15.9 million at March 31, 2017 to $14.9 million at June 30, 2017. Total past due loans increased from $6.2 million, or 0.20% of total loans outstanding, at March 31, 2017 to $8.0 million, or 0.26% of total loans outstanding, at June 30, 2017.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a provision for loan losses of $0.5 million in the second quarter of 2017, compared to $1.1 million for the comparable period in 2016 and $0.7 million for the first quarter of 2017. The provision for loan losses recorded in the second quarter of 2017 reflects changes in the quality of the portfolio and general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits. Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Non-interest income was $14.9 million during the second quarter of 2017. During the second quarter of 2016, the Company realized investment gains of $0.85 million. This gain represented partial recoveries of impairment charges previously recognized on pools of trust preferred securities. Exclusive of this gain, non-interest income increased from $13.7 million for the second quarter of 2016 to $14.9 million for the second quarter of 2017. This increase was mainly due to an increase in service charges of $0.5 million, or 7.8%, from the second quarter of 2016, an increase in trust and investment management fee income of $0.2 million, or 17.6%, an increase in bank owned life insurance revenues of $0.2 million, or 26.0%, and an increase in bankcard revenues of $0.2 million, or 4.3%.

Non-interest Expenses

Non-interest expenses decreased $0.1 million, from $24.3 million in the second quarter of 2016 to $24.2 million in the second quarter of 2017. This decrease was primarily due to a decrease in other expenses of $0.4 million (due to a fair value adjustment for a $5 million notional interest rate swap and a loss on a fixed asset disposal incurred in the quarter ended June 30, 2016) and a decrease in FDIC insurance expense of $0.2 million. These decreases were partially offset by an increase in occupancy and equipment expenses ($0.2 million) and salaries and employee benefits ($0.2 million).

Balance Sheet Trends

Loan balances have increased $37.5 million (1.2%) from December 31, 2016 to $3.08 billion at June 30, 2017. Commercial real estate loans increased $27.2 million (2.2%), commercial and industrial loans increased $11.8 million (6.3%) and residential real estate loans increased $4.1 million (0.3%). These increases were partially offset by a decrease in home equity junior lien loans ($2.4 million).

Total average depository balances increased $76.5 million, or 2.3%, from the quarter ended March 31, 2017 to the quarter ended June 30, 2017. The Company experienced increases in savings deposits ($48.0 million), time deposits ($13.8 million), noninterest-bearing demand deposits ($13.0 million), and interest-bearing deposits ($1.7 million). Total deposit balances decreased $114.6 million from March 31, 2017 to June 30, 2017, primarily in savings deposit balances ($76.5 million). Over the last year, one of the Company’s customers accumulated over $100 million in deposits. During the quarter ended June 30, 2017, this particular customer made a significant distribution which returned their depository balance to its normal level.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2017 was 31.7% compared to 32.5% for the year ended December 31, 2016, and 33.4% for the quarter ended June 30, 2016. The effective rate is based upon the Company’s expected tax rate for the year ended December 31, 2017.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 94.1% and the loan to asset ratio was 76.0% at June 30, 2017. The Company maintained investment securities totaling 14.6% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 54.4% of assets at June 30, 2017. Time deposits fund 26.4% of assets at June 30, 2017, with time deposits of more than $250,000 funding only 2.7% of assets, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio increased from 9.3% at December 31, 2016 to 10.4% at June 30, 2017. During the quarter ended March 31, 2017, the Company sold 441,000 common shares at a weighted average price of $64.48 per share, net of broker fees pursuant to an at-the-market common stock offering. No additional common shares were sold during the quarter ended June 30, 2017. At June 30, 2017, City National Bank’s Leverage Ratio was 8.62%, its Common Equity Tier I ratio was 12.27%, its Tier I Capital ratio was 12.27%, and its Total Risk-Based Capital ratio was 12.96%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 28, 2017, the Board approved a quarterly cash dividend of $0.44 cents per share payable July 31, 2017, to shareholders of record as of July 14, 2017.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 85 branches across West Virginia, Virginia, Kentucky and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated and to be promulgated thereunder, which may subject the Company and its subsidiaries to a variety of new and more stringent legal and regulatory requirements which adversely affect their respective businesses; (14) the impact of new minimum capital thresholds established as a part of the implementation of Basel III; and (15) other risk factors relating to the banking industry or the Company as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including those risk factors included in the disclosures under the heading “ITEM 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2017 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2017 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016

Earnings
Net Interest Income (FTE)	$31,632	$30,804	$30,638	$30,002	$29,863	$62,436	$59,177
Net Income available to common shareholders	14,688	16,026	14,656	13,232	12,541	30,714	24,244

Per Share Data
Earnings per share available to common shareholders:
Basic	$0.94	$1.04	$0.97	$0.88	$0.83	$1.98	$1.61
Diluted	0.94	1.04	0.97	0.88	0.83	1.98	1.61
Weighted average number of shares:
Basic	15,462	15,252	14,894	14,899	14,889	15,344	14,903
Diluted	15,487	15,277	14,914	14,909	14,902	15,369	14,915
Period-end number of shares	15,617	15,586	15,128	15,007	15,005	15,617	15,005
Cash dividends declared	$0.44	$0.44	$0.43	$0.43	$0.43	$0.88	$0.86
Book value per share (period-end)	31.54	30.9	29.25	28.97	28.6	31.54	28.6
Tangible book value per share (period-end)	26.49	25.83	24.01	23.69	23.3	26.49	23.3
Market data:
High closing price	$72.78	$67.93	$68.29	$50.60	$50.14	$72.78	$50.14
Low closing price	61.34	60.86	48.49	44.53	43.06	60.86	40.82
Period-end closing price	65.87	64.48	67.6	50.29	45.47	65.87	45.47
Average daily volume	56	57	57	61	63	56	67
Treasury share activity:
Treasury shares repurchased	—	—	—	—	2	—	231
Average treasury share repurchase price	$—	$—	$—	—	46.65	—	43.34
Common share issuance:
Common shares issued (in thousands)	—	441	108	—	—	441	—
Average common share issue price (a)	$—	$64.48	66.21	—	—	$64.48	—

Key Ratios (percent)
Return on average assets	1.43%	1.60%	1.49%	1.38%	1.31%	1.51%	1.28%
Return on average tangible equity	14.20%	16.50%	16.10%	14.90%	14.50%	15.30%	14.10%
Yield on interest earning assets	3.90%	3.88%	3.81%	3.85%	3.95%	3.89%	3.93%
Cost of interest bearing liabilities	0.56%	0.54%	0.50%	0.49%	0.49%	0.55%	0.49%
Net Interest Margin	3.46%	3.45%	3.42%	3.48%	3.56%	3.46%	3.55%
Non-interest income as a percent of total revenue	32.30%	31.90%	32.10%	32.10%	31.60%	32.10%	31.40%
Efficiency Ratio (a)	52.00%	53.80%	48.90%	56.30%	55.60%	53.40%	56.20%

Price/Earnings Ratio (b)	17.52	15.51	17.38	14.33	13.66	16.63	14.15

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.99%	11.66%	11.25%	11.35%	11.13%
Tangible equity to tangible assets	10.40%	9.95%	9.30%	9.39%	9.38%
Consolidated City Holding Company risk based capital ratios (c):
CET I	14.88%	14.61%	13.41%	13.00%	13.21%
Tier I	15.45%	15.18%	13.98%	13.59%	13.82%
Total	16.17%	15.91%	14.73%	14.33%	14.57%
Leverage	10.94%	10.83%	10.08%	9.92%	9.74%
City National Bank risk based capital ratios (c):
CET I	12.27%	11.74%	11.23%	11.14%	10.99%
Tier I	12.27%	11.74%	11.52%	11.73%	11.59%
Total	12.96%	12.44%	12.24%	12.45%	12.32%
Leverage	8.62%	8.40%	8.33%	8.55%	8.16%

Other
Branches	85	85	85	85	85
FTE	839	833	847	834	852

Assets per FTE	$4,836	$4,951	$4,704	$4,636	$4,468
Deposits per FTE	3,907	4,073	3,815	3,812	3,688

(a) The common share issue price is presented net of commissions and excludes one-time offering costs of approximately $265,000.
(b) The price/earnings ratio is computed based on annualized quarterly earnings.
(c) June 30, 2017 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Interest Income
Interest and fees on loans	$31,115	$30,104	$30,126	$29,444	$29,640	$61,219	$58,567
Interest on investment securities:
Taxable	3,480	3,444	3,277	3,183	2,927	6,924	5,933
Tax-exempt	686	663	481	419	365	1,349	722
Interest on deposits in depository institutions	17	3	—	—	—	20	—
Total Interest Income	35,298	34,214	33,884	33,046	32,932	69,512	65,222

Interest Expense
Interest on deposits	3,660	3,429	3,137	3,006	3,011	7,088	5,909
Interest on short-term borrowings	187	157	188	90	86	344	193
Interest on long-term debt	189	181	179	172	167	370	331
Total Interest Expense	4,036	3,767	3,504	3,268	3,264	7,802	6,433
Net Interest Income	31,262	30,447	30,380	29,778	29,668	61,710	58,789
Provision for loan losses	510	681	1,301	1,432	1,122	1,191	1,661
Net Interest Income After Provision for Loan Losses	30,752	29,766	29,079	28,346	28,546	60,519	57,128

Non-Interest Income
Gains on sale of investment securities	—	4,276	—	2,668	845	4,276	845
Service charges	7,074	6,730	6,995	6,842	6,564	13,805	12,867
Bankcard revenue	4,372	4,140	4,142	4,216	4,190	8,512	8,157
Trust and investment management fee income	1,612	1,386	1,597	1,329	1,371	2,998	2,647
Bank owned life insurance	968	1,229	952	846	768	2,197	1,528
Other income	895	746	685	846	843	1,642	1,664
Total Non-Interest Income	14,921	18,507	14,371	16,747	14,581	33,430	27,708

Non-Interest Expense
Salaries and employee benefits	12,945	13,078	12,427	12,993	12,790	26,023	25,463
Occupancy and equipment	2,956	2,838	2,792	2,759	2,708	5,794	5,544
Depreciation	1,510	1,525	1,516	1,585	1,567	3,036	3,134
FDIC insurance expense	328	375	137	508	512	703	977
Advertising	781	733	445	667	778	1,514	1,494
Bankcard expenses	970	943	1,011	1,188	1,016	1,913	1,955
Postage, delivery, and statement mailings	504	555	492	517	506	1,059	1,071
Office supplies	345	361	320	325	366	706	719
Legal and professional fees	440	449	515	869	437	889	802

Telecommunications	492	484	494	459	431	976	859
Repossessed asset losses, net of expenses	147	336	244	305	53	482	341
Other expenses	2,755	2,923	2,063	3,109	3,119	5,681	6,064
Total Non-Interest Expense	24,173	24,600	22,456	25,284	24,283	48,776	48,423
Income Before Income Taxes	21,500	23,673	20,994	19,809	18,844	45,173	36,413
Income tax expense	6,812	7,647	6,338	6,577	6,303	14,459	12,169
Net Income Available to Common Shareholders	$14,688	$16,026	$14,656	$13,232	$12,541	$30,714	$24,244

Distributed earnings allocated to common shareholders	$6,797	$6,782	$6,428	$6,376	$6,375	$13,594	$12,750
Undistributed earnings allocated to common shareholders	7,733	9,067	8,051	6,699	6,016	16,787	11,202
Net earnings allocated to common shareholders	$14,530	$15,849	$14,479	$13,075	$12,391	$30,381	$23,952

Average common shares outstanding	15,462	15,252	14,894	14,899	14,889	15,344	14,903
Shares for diluted earnings per share	15,487	15,277	14,914	14,909	14,902	15,369	14,915

Basic earnings per common share	$0.94	$1.04	$0.97	$0.88	$0.83	$1.98	$1.61
Diluted earnings per common share	$0.94	$1.04	$0.97	$0.88	$0.83	$1.98	$1.61

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Assets
Cash and due from banks	$54,577	$164,887	$62,263	$57,233	$69,933
Interest-bearing deposits in depository institutions	27,783	25,925	25,876	7,576	8,643
Cash and cash equivalents	82,360	190,812	88,139	64,809	78,576

Investment securities available-for-sale, at fair value	504,660	470,098	450,083	434,717	409,039
Investment securities held-to-maturity, at amortized cost	69,798	72,308	75,169	79,499	83,208
Other securities	16,039	10,240	14,352	11,895	10,203
Total investment securities	590,497	552,646	539,604	526,111	502,450

Gross loans	3,083,767	3,074,173	3,046,226	2,957,912	2,903,398
Allowance for loan losses	(19,063)	(19,209)	(19,730)	(19,550)	(19,139)
Net loans	3,064,704	3,054,964	3,026,496	2,938,362	2,884,259

Bank owned life insurance	101,960	101,481	100,732	100,293	99,446
Premises and equipment, net	72,809	73,805	75,165	75,589	75,040
Accrued interest receivable	8,122	8,644	8,408	7,986	8,428
Net deferred tax assets	22,944	24,606	28,043	23,179	23,995
Intangible assets	78,865	79,000	79,135	79,284	79,433
Other assets	35,138	38,029	38,681	50,748	55,234
Total Assets	$4,057,399	$4,123,987	$3,984,403	$3,866,361	$3,806,861

Liabilities
Deposits:
Noninterest-bearing	$688,223	$714,791	$672,286	$669,865	$651,867
Interest-bearing:
Demand deposits	722,440	743,246	695,891	713,642	701,248
Savings deposits	797,552	874,031	822,057	765,195	758,323
Time deposits	1,069,932	1,060,690	1,041,419	1,030,584	1,030,841
Total deposits	3,278,147	3,392,758	3,231,653	3,179,286	3,142,279
Short-term borrowings
Federal Funds purchased	46,400	—	64,100	6,000	—
Customer repurchase agreements	177,904	186,686	184,205	173,384	153,674
Long-term debt	16,495	16,495	16,495	16,495	16,495
Other liabilities	45,946	46,402	45,512	56,412	66,054
Total Liabilities	3,564,892	3,642,341	3,541,965	3,431,577	3,378,502

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	46,518	46,249	46,249
Capital surplus	139,972	140,305	112,873	105,996	105,648
Retained earnings	433,944	426,126	417,017	408,823	402,044
Cost of common stock in treasury	(124,943)	(126,265)	(126,958)	(127,538)	(127,619)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	575	(1,479)	(2,352)	6,013	6,796
Underfunded pension liability	(4,660)	(4,660)	(4,660)	(4,759)	(4,759)
Total Accumulated Other Comprehensive Loss	(4,085)	(6,139)	(7,012)	1,254	2,037
Total Stockholders' Equity	492,507	481,646	442,438	434,784	428,359
Total Liabilities and Stockholders' Equity	$4,057,399	$4,123,987	$3,984,403	$3,866,361	$3,806,861

Regulatory Capital
Total CET 1 capital	$418,449	$409,533	$371,677	$355,934	$349,100
Total tier 1 capital	434,449	425,533	387,677	371,934	365,100
Total risk-based capital	454,832	445,938	408,406	392,258	384,855
Total risk-weighted assets	2,812,443	2,807,347	2,772,456	2,737,721	2,642,040

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Residential real estate (1)	$1,455,578	$1,444,795	$1,451,462	$1,445,242	$1,417,137
Home equity - junior liens	139,534	139,165	141,965	141,616	142,827
Commercial and industrial	197,429	205,011	185,667	176,387	171,362
Commercial real estate (2)	1,256,736	1,250,106	1,229,516	1,158,088	1,135,493
Consumer	30,860	32,043	32,545	33,614	33,799
DDA overdrafts	3,630	3,053	5,071	2,965	2,780
Gross Loans	$3,083,767	$3,074,173	$3,046,226	$2,957,912	$2,903,398

Construction loans included in:
(1) - Residential real estate loans	$12,056	$9,777	$14,182	$12,284	$12,344
(2) - Commercial real estate loans	20,204	18,499	12,840	7,309	2,237

Secondary Mortgage Loan Activity
Mortgage loans originated	$5,433	$3,951	$6,444	$5,624	$3,103
Mortgage loans sold	5,465	6,118	4,936	5,836	3,183
Mortgage loans gain on loans sold	142	167	107	129	80

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Allowance for Loan Losses
Balance at beginning of period	$19,209	$19,730	$19,550	$19,139	$19,315	$19,730	$19,251

Charge-offs:
Commercial and industrial	(57)	(53)	—	(103)	(44)	(110)	(45)
Commercial real estate	(102)	(180)	(463)	(142)	(769)	(282)	(1,071)
Residential real estate	(258)	(626)	(453)	(539)	(337)	(884)	(742)
Home equity	(118)	(121)	(90)	(125)	(69)	(239)	(175)
Consumer	(23)	(6)	(24)	(20)	(44)	(29)	(82)
DDA overdrafts	(635)	(636)	(395)	(378)	(321)	(1,271)	(639)
Total charge-offs	(1,193)	(1,622)	(1,425)	(1,307)	(1,584)	(2,815)	(2,754)

Recoveries:
Commercial and industrial	53	2	1	9	3	55	4
Commercial real estate	21	11	40	43	20	32	404
Residential real estate	131	25	74	23	51	156	90
Home equity	—	—	—	—	—	—	—
Consumer	14	11	9	28	52	25	81
DDA overdrafts	319	371	180	183	160	690	402
Total recoveries	538	420	304	286	286	958	981

Net charge-offs	(655)	(1,202)	(1,121)	(1,021)	(1,298)	(1,857)	(1,773)
Provision for (recovery of) acquired loans	58	(19)	(1)	(4)	128	39	168
Provision for loan losses	451	700	1,302	1,436	994	1,151	1,493
Balance at end of period	$19,063	$19,209	$19,730	$19,550	$19,139	$19,063	$19,139

Loans outstanding	$3,083,767	$3,074,173	$3,046,226	$2,957,912	$2,903,398
Allowance as a percent of loans outstanding	0.62%	0.62%	0.65%	0.66%	0.66%
Allowance as a percent of non-performing loans	177.6%	167.7%	140.1%	129%	124%

Average loans outstanding	$3,073,255	$3,055,979	$3,006,426	$2,919,756	$2,891,292	$3,064,665	$2,878,119
Net charge-offs (annualized) as a percent of average loans outstanding	0.09%	0.16%	0.15%	0.14%	0.18%	0.12%	0.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Nonaccrual Loans
Residential real estate	$1,608	$2,810	$4,302	$3,919	$2,531
Home equity	153	114	100	154	165
Commercial and industrial	1,571	1,353	1,958	2,441	2,724
Commercial real estate	7,250	7,141	7,341	8,077	9,779
Consumer	—	—	—	—	—
Total nonaccrual loans	10,582	11,418	13,701	14,591	15,199
Accruing loans past due 90 days or more	150	35	382	569	241
Total non-performing loans	10,732	11,453	14,083	15,160	15,440
Other real estate owned	4,204	4,405	4,588	5,435	5,868
Total non-performing assets	$14,936	$15,858	$18,671	$20,595	$21,308

Non-performing assets as a percent of loans and other real estate owned	0.48%	0.52%	0.61%	0.69%	0.73%

Past Due Loans
Residential real estate	$5,648	$3,876	$6,074	$5,713	$5,490
Home equity	628	301	673	925	595
Commercial and industrial	259	611	94	399	304
Commercial real estate	819	1,014	1,115	1,275	1,746
Consumer	70	38	39	104	150
DDA overdrafts	527	330	599	554	290
Total past due loans	$7,951	$6,170	$8,594	$8,970	$8,575

Total past due loans as a percent of loans outstanding	0.26%	0.20%	0.28%	0.30%	0.30%

Troubled Debt Restructurings ("TDRs") (period-end)
Accruing:
Residential real estate	$20,647	$20,294	$20,643	$19,944	$19,685
Home equity	3,146	3,104	3,105	3,159	2,873
Commercial and industrial	35	38	42	46	50
Commercial real estate	8,483	8,513	5,525	2,718	2,743
Consumer	—	—	—	—	—
Total accruing TDRs	$32,311	$31,949	$29,315	$25,867	$25,351

Non-Accruing
Residential real estate	$154	$100	172	$452	$390
Home equity	—	30	30	85	44
Commercial and industrial	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing TDRs	$154	$130	$202	$537	$434

Total TDRs	$32,465	$32,079	$29,517	$26,404	$25,785

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,589,748	$15,732	3.97%	$1,591,255	$15,479	3.95%	$1,545,550	$15,038	3.91%
Commercial, financial, and agriculture (2)	1,448,535	14,473	4.01%	1,429,075	13,598	3.86%	1,306,931	13,310	4.10%
Installment loans to individuals (2), (3)	34,972	624	7.16%	35,650	581	6.61%	38,811	809	8.38%
Previously securitized loans (4)	***	285	***	***	447	***	***	483	***
Total loans	3,073,255	31,114	4.06%	3,055,979	30,105	4.00%	2,891,292	29,640	4.12%
Securities:
Taxable	478,179	3,480	2.92%	458,295	3,444	3.05%	425,450	2,927	2.77%
Tax-exempt (5)	89,320	1,056	4.74%	84,784	1,019	4.87%	43,637	561	5.17%
Total securities	567,499	4,536	3.21%	543,079	4,463	3.33%	469,087	3,488	2.99%
Deposits in depository institutions	28,961	17	0.24%	16,826	3	0.07%	9,186	—	—
Total interest-earning assets	3,669,715	35,667	3.90%	3,615,884	34,571	3.88%	3,369,565	33,128	3.95%
Cash and due from banks	132,331			81,629			144,260
Premises and equipment, net	73,555			74,768			75,798
Other assets	248,716			253,378			261,271
Less: Allowance for loan losses	(19,809)			(20,150)			(19,686)
Total assets	$4,104,508			$4,005,509			$3,831,208

Liabilities:
Interest-bearing demand deposits	$710,091	$160	0.09%	$708,434	$157	0.09%	$686,403	$176	0.10%
Savings deposits	879,643	352	0.16%	831,639	324	0.16%	766,708	238	0.12%
Time deposits (2)	1,066,047	3,147	1.18%	1,052,218	2,948	1.14%	1,030,346	2,598	1.01%
Short-term borrowings	199,224	187	0.38%	195,626	157	0.33%	154,047	86	0.22%
Long-term debt	16,495	189	4.60%	16,495	181	4.45%	16,495	167	4.07%
Total interest-bearing liabilities	2,871,500	4,035	0.56%	2,804,412	3,767	0.54%	2,653,999	3,265	0.49%
Noninterest-bearing demand deposits	703,259			690,243			707,501
Other liabilities	37,633			43,655			43,435
Stockholders' equity	492,116			467,199			426,273
Total liabilities and
stockholders' equity	$4,104,508			$4,005,509			$3,831,208
Net interest income		$31,632			$30,804			$29,863
Net yield on earning assets			3.46%			3.45%			3.56%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	$145	$138	$190
Commercial, financial, and agriculture	464	176	656
Installment loans to individuals	5	9	29
Time deposits	—	17	148
	$614	$340	$1,023

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2017			June 30, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,590,528	$31,211	3.96%	$1,538,095	$29,957	3.92%
Commercial, financial, and agriculture (2)	1,438,764	28,071	3.93%	1,301,380	26,228	4.05%
Installment loans to individuals (2), (3)	35,374	1,205	6.87%	38,644	1,530	7.96%
Previously securitized loans (4)	***	732	***	***	852	***
Total loans	3,064,665	61,219	4.03%	2,878,119	58,567	4.09%
Securities:
Taxable	468,292	6,924	2.98%	423,369	5,933	2.82%
Tax-exempt (5)	87,065	2,075	4.81%	42,768	1,110	5.22%
Total securities	555,357	8,999	3.27%	466,137	7,043	3.04%
Deposits in depository institutions	22,927	20	0.18%	9,858	—	—%
Total interest-earning assets	3,642,949	70,238	3.89%	3,354,114	65,610	3.93%
Cash and due from banks	107,120			112,915
Premises and equipment, net	74,159			76,372
Other assets	251,034			258,800
Less: Allowance for loan losses	(19,979)			(20,138)
Total assets	$4,055,283			$3,782,063

Liabilities:
Interest-bearing demand deposits	$709,267	$317	0.09%	$682,126	$321	0.09%
Savings deposits	855,774	676	0.16%	766,985	465	0.12%
Time deposits (2)	1,059,171	6,095	1.16%	1,024,881	5,123	1.01%
Short-term borrowings	197,435	344	0.35%	158,046	193	0.25%
Long-term debt	16,495	370	4.52%	16,495	331	4.04%
Total interest-bearing liabilities	2,838,142	7,802	0.55%	2,648,533	6,433	0.49%
Noninterest-bearing demand deposits	696,787			669,013
Other liabilities	40,628			41,820
Stockholders' equity	479,726			422,697
Total liabilities and
stockholders' equity	$4,055,283			$3,782,063
Net interest income		$62,436			$59,177
Net yield on earning assets			3.46%			3.55%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the acquisitions of Virginia Savings Bancorp ("Virginia Savings"), Community Financial Corporation ("Community") and American Founders Banks, Inc. ("AFB"):

Residential real estate	282	371
Commercial, financial, and agriculture	640	1,050
Installment loans to individuals	14	82
Time deposits	16	296
	$952	$1,799

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016
Net Interest Income/Margin
Net interest income ("GAAP")	$31,262	$30,447	$30,380	$29,778	$29,668	$61,710	$58,789
Taxable equivalent adjustment	370	357	258	224	195	726	388
Net interest income, fully taxable equivalent	$31,632	$30,804	$30,638	$30,002	$29,863	$62,436	$59,177

Average interest earning assets	$3,669,715	$3,615,884	$3,561,166	$3,433,673	$3,369,565	$3,642,949	$3,354,114
Net Interest Margin	3.46%	3.45%	3.42%	3.48%	3.56%	3.46%	3.55%

Net interest income ("GAAP")	$31,262	$30,447	$30,380	$29,778	$29,668	$61,710	$58,789
Taxable equivalent adjustment	370	357	258	224	195	726	388
Accretion related to fair value adjustments	(614)	(338)	(466)	(641)	(1,023)	(950)	(1,799)
Net interest income, fully taxable equivalent, excluding accretion	$31,018	$30,466	$30,172	$29,361	$28,840	$61,486	$57,378

Average interest earning assets	$3,669,715	$3,615,884	$3,561,166	$3,433,673	$3,369,565	$3,642,949	$3,354,114
Net Interest Margin (excluding accretion)	3.39%	3.42%	3.37%	3.40%	3.44%	3.40%	3.44%

Tangible Equity Ratio (period end)
Tangible common equity to tangible assets	10.4%	9.95%	9.3%	9.39%	9.38%
Effect of goodwill and other intangibles, net	1.74%	1.72%	1.8%	1.86%	1.89%
Equity to assets ("GAAP")	12.14%	11.68%	11.1%	11.25%	11.27%

Income tax expense ("GAAP")	$6,812	$7,647	$6,338	$6,577	$6,303	$14.459	$12.169
FIN 48	—	—	554	—	—	—	—
Income tax expense, excluding FIN 48	$6,812	$7,647	$6,892	$6,577	$6,303	$14.459	$12.169

Income before income taxes	$21,500	$23,673	$20,994	$19,809	$18,844	$45,173	$36,413

Effective tax rate, excluding FIN 48	31.7%	32.3%	32.8%	33.2%	33.4%	32.0%	33.4%
Effective tax rate ("GAAP")	31.7%	32.3%	30.2%	33.2%	33.4%	32.0%	33.4%